UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------------x
ANDREW A. FELDMAN & JERI FELDMAN, as trustees for the         :
ANDREW A. & JERI FELDMAN REVOCABLE TRUST DATED 9/18/90,       :
on behalf of themselves and others similarly situated,        :  98 Civ.
                                                              :  3789 (LAK)
                                                              :
                                    Plaintiffs,               :
                                                              :  STIPULATION
                                                              :  OF SETTLEMENT
                    - against -                               :  -------------
                                                              :
                                                              :
LAWRENCE A. COHEN, JEFFRY R. DWYER, J. WILLIAM SHARMAN,       :
JR., CARL J. SCHRAMM, JULIEN G. REDELE, ILM SENIOR            :
LIVING, INC., and ILM II SENIOR LIVING, INC.,                 :
                                                              :
                                                              :
                                    Defendants.               :
                                                              :
--------------------------------------------------------------x

        The parties (the "Parties") to this stipulation, by their undersigned counsel, this 11th day of August, 1999, enter into this Stipulation of Settlement (the "Stipulation") of the above-captioned action (the "Action"), providing for a full and final settlement of the Action on the following terms and conditions, subject to the approval of the Court.


                                    RECITALS

        Capitalized terms not otherwise defined shall have the meanings set forth in Article I of this Stipulation.

        WHEREAS:

        A. On May 8, 1998, plaintiffs, as trustees for the Andrew A. & Jeri Feldman Revocable Trust Dated 9/18/90 ("Plaintiffs"), commenced an action in the Supreme Court of the State of New York, County of New York, Index No. 98/602283, which was removed to the United States District Court for the Southern District of New York (the "Court") by way of a Notice of Removal to Federal Court dated May 28, 1998;

        B. On about May 20, 1998, plaintiffs' counsel circulated a letter to various operators of senior assisted and independent living facilities informing them of the pendency of the Action, the relief sought therein and inviting them to make an acquisition proposal;

        C. By motions made on or about July 8, 1998, and April 8, 1999, defendants moved to dismiss the Action, which motions, addressed to the pleadings and not the merits of the Action, were denied by the Court in part by orders dated December 8, 1998, and June 7, 1999;

        D. On February 8, 1999, ILM Senior Living, Inc. ("ILM") and ILM II Senior Living, Inc. ("ILM II", together the "REITs") announced that they had entered into separate Agreements and Plans of Merger, each dated February 7, 1999, pursuant to which, upon the terms and subject to the conditions specified therein, the REITs were to be merged into a wholly owned subsidiary of Capital Senior Living Corporation ("Capital Senior") for cash and preferred trust securities with a denominated aggregate value of $170,000,000 (the "Capital Senior Acquisition");

        E. On February 22, 1999, the REITs filed with the U.S. Securities and Exchange Commission (the "SEC") their respective Current Reports on Form 8-K disclosing the material terms of the Capital Senior Acquisition and making publicly available the material agreements relating to the Capital Senior Acquisition;

        F. On March 9, 1999, Plaintiffs filed the Second Amended and Supplemental Complaint (the "SAC"), on behalf of a putative class consisting of all shareholders of the REITs who allegedly were or would be damaged by the wrongdoing alleged in the SAC, excluding the defendants, and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants (the "Class"). The action was also brought on behalf of a subclass alleging securities fraud claims, which claims were subsequently dismissed with prejudice;

        G. The SAC sought, inter alia, equitable relief, including an injunction preventing consummation of the Capital Senior Acquisition until the REITs' Boards of Directors took all steps necessary to maximize shareholder value, including a sale of the REITs' assets to the highest bidder pursuant to a fair auction, or an orderly liquidation of the REITs. Alternatively, the SAC sought damages, including punitive damages;

        H. Defendants answered the SAC and denied any and all liability to Plaintiffs or the putative class;

        I. On about March 4, 1999, the Court entered an order which, inter alia, set a trial date of July 13, 1999, and provided that the parties complete discovery by June 26, 1999 (subsequently extended to July 1, 1999);

        J. Thereafter, the parties engaged in expedited discovery which included the production by the defendants and relevant third parties of thousands of pages of documents, which plaintiffs' counsel represents it reviewed and analyzed, and the following examinations: plaintiff Andrew Feldman, and plaintiffs' expert, Kurt Kroboth of CFC Capital Corp.; defendants, Lawrence A. Cohen, Jeffry R. Dwyer, J. William Sharman, Jr., Carl J. Schramm, and Julien G. Redele; the REITs' investment advisors, Bradley Razook and Peter Pickette; James Stroud of Capital Senior; David Carlson, an independent consultant to the REITs, and third parties, Brookdale Living Communities, Inc. ("Brookdale") and Sunrise Assisted Living, Inc;

        K. On June 17, 1999, Brookdale submitted to the REITs' Boards of Directors two draft Asset Purchase Agreements pursuant to which Brookdale proposed to purchase the assets of the REITs and/or their affiliated companies (but did not assume the liabilities), subject to Brookdale's completion of due diligence, for $185,000,000 cash;

        L. A transaction with the REITs is presently being pursued by two known potential purchasers, Brookdale and Capital Senior, and there is a potential for other potential purchasers to pursue a transaction with the REITs;

        M. The ILM defendants and the REITs intend to continue to pursue a transaction relating to the REITs or their Properties, to the extent such a transaction is in the best interests of the REITs and their shareholders;

        N. On June 21, 1999, defendants moved for the Court to reconsider its June 7, 1999, decision, which motion is being withdrawn without prejudice to defendants' rights to renew such motion in the event that the Settlement is not consummated, based on Plaintiffs' agreement that they will not assert that such renewed motion is untimely;

        O. In June 1999, the Parties commenced discussions concerning a possible resolution of the Action;

        P. These communications and negotiations continued until July 2, 1999, at which time the Parties came to an agreement in principle on the terms of a settlement of the Action, subject to approval by the boards of directors of the REITs, which terms were memorialized in a term sheet circulated to all Parties (including Capital Senior);

        Q. By letter dated July 2, 1999, the Parties informed the Court that a settlement-in-principle of the Action had been reached (the "Settlement" or the "proposed Settlement") and, at a July 7, 1999 hearing, informed the Court of the terms of the Settlement;

        R. The Parties consider it desirable that the Action be settled on the terms and conditions set forth in this Stipulation;

        S. Based upon their investigation of the facts and the applicable law, the Plaintiffs and Class Counsel (defined below) have concluded that the proposed Settlement of the Action on

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the within terms and conditions is fair, reasonable and adequate and is in the best interests of the Settlement Class (defined below), having taken into account the risks and difficulties involved in attempting to establish a right of recovery on behalf of the proposed Settlement Class, the expense and length of time necessary to continue the litigation through the upcoming trial, and the appeals that might follow, and the uncertainty inherent in any complex litigation, such as the Action;

         T. The defendants deny the allegations in the SAC, deny any fault, wrongdoing, or liability relating in any way to the claims asserted in the SAC, and deny any liability of any kind to the Plaintiffs or any member of the proposed Settlement Class;

         U. The proposed Settlement of the Action contemplated by this Stipulation is the product of good faith and arm's-length negotiations between Class Counsel and counsel for the defendants and counsel for Capital Senior.

        NOW THEREFORE, in consideration of the foregoing Recitals and the agreements, covenants, representations and warranties set forth herein, it is stipulated and agreed by the Parties, subject to approval of the Court, that the Action be settled on the following terms:


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. "Action" means the action entitled Feldman, et al. v. Cohen, et al., 98 Civ. 3789 (LAK), pending in the United States District Court for the Southern District of New York.

         Section 1.2. "Class Counsel" shall mean Goodkind Labaton Rudoff & Sucharow, LLP ("GLRS") and Chimicles & Tikellis LLP.

         Section 1.3. "Convertible Securities" means the 8% convertible trust preferred securities constituting not more than 35% of the aggregate consideration agreed to be paid to the REITs' shareholders pursuant to the Capital Senior Acquisition.

         Section 1.4. "Costs of Notice" shall mean the costs and expenses incurred in connection with the preparation and mailing of the Notice, defined below, all of which will be borne by the REITs.

         Section 1.5. "Court" shall mean the United States District Court for the Southern District of New York.

         Section 1.6. "Defendant/Defendants" shall mean the following parties named as defendants in the Action: Lawrence A. Cohen, Jeffry R. Dwyer, J. William Sharman, Jr., Carl J. Schramm, Julien G. Redele, and the REITs.

         Section 1.7. "Extraordinary Transaction" means any transaction involving the REITs, and/or their affiliated companies, the Lease Cos. (defined below) and the Holding Cos. (defined below), including, but not limited to, the sale of all or substantially all of the REITs' assets or the assets of their affiliated companies, the Lease Cos. and Holding Cos., and/or any merger, consolidation, amalgamation or other similar transaction, which would result in a change-in-control of the REITs and/or their affiliated companies, the Lease Cos. and/or the Holding Cos.

         Section 1.8. "Final Judgment and Order" shall mean the final judgment entered by the Court as provided in Section 4.4 hereof, substantially in the form as Exhibit C hereto, finally approving the proposed Settlement contained in this Stipulation.

         Section 1.9. "Holding Cos." means ILM Holding Co. and ILM II Holding Co., direct wholly owned subsidiaries of the REITs.

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         Section 1.10. "ILM Defendants" means all of the defendants except for the REITs and Cohen and Redele.

         Section 1.11. "ILM Defendants' Counsel" means Ronald W. Klenman, Esq., Greenberg Trauig, 1300 Connecticut Avenue, N.W., Washington, DC 20036, and Alan Mansfield, Esq. and Stephen Saxl, Esq., Greenberg Traurig, 200 Park Avenue, New York, New York, 10166.

         Section 1.12. "Increased Consideration" means the increase and change in the merger consideration from the Capital Senior Acquisition to the Revised Capital Senior Acquisition to be offered by Capital Senior, as a consequence of the Settlement.

         Section 1.13. "Proxy" means any definitive proxy statements of the REITs to be disseminated to the respective shareholders of the REITs in connection with any required solicitation by the REITs of approval by such shareholders of an Extraordinary Transaction.

         Section 1.14. "Lease Cos." means ILM I Lease Corporation and ILM II Lease Corporation.

         Section 1.15. "Merger Agreements" means the two Agreements and Plans of Merger executed on February 7, 1999, setting forth the terms and conditions of the Capital Senior Acquisition.

         Section 1.16. "Preliminary Order" shall mean the order of the Court as described in Section 4.1 hereof, substantially in the form attached as Exhibit A hereto.

         Section 1.17. "Properties" means the thirteen senior assisted living facilities for which the REITs hold first mortgages.

         Section 1.18. "Released Claims" means the claims described in Section
3.1 hereof.

         Section 1.19. "Released Persons" means the persons described in Section
3.1 hereof.

         Section 1.20. "Revised Merger Agreements" means the revised merger agreements to be entered into by the REITs and Capital Senior, reflecting the increased merger consideration and other terms negotiated between the REITs and Capital Senior or required as a consequence of the Settlement.

         Section 1.21. "Revised Capital Senior Acquisition" means the revised merger terms, including the increase and change in merger consideration to be provided to the REITs' shareholders, to which Capital Senior agreed as a consequence of the Settlement.

         Section 1.22. "SEC" means the United States Securities and Exchange Commission.

         Section 1.23. "Settlement" means the proposed settlement of the Action pursuant to the terms of this Stipulation.

         Section 1.24. "Settlement Class" means all persons or entities who were record or beneficial holders of ILM or ILM II on May 8, 1998, and/or their successors and assigns in interest, excluding the Defendants, and all Released Persons (as defined below).

         Section 1.25. "Settlement Effective Date" means the first date on which the Final Judgment and Order entered by the Court, as described in Section 4.4 hereof, becomes a final order, i.e., upon the later of either of the following:
(i) if an appeal or review is not sought by any person from such Final Judgment and Order, the 31st day after entry of such Final Judgment and Order, provided that it is a business day, and if it is not, then the next succeeding business day; or (ii) if an appeal or review is sought from such Final Judgment and Order, the day after such judgment is affirmed or the appeal or review is dismissed or denied and such judgment is no longer subject to further judicial review.

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         Section 1.26. "Settlement Hearing" means the fairness hearing held at the time and place designated by the Court to consider final approval of the Settlement, as provided in Section 4.3 hereof.

                                  ARTICLE II

                      CONSIDERATION TO THE SETTLEMENT CLASS

         Section 2.1. The ILM Defendants' Agreement With Regard to Brookdale's Interest in Pursuing an Extraordinary Transaction. The ILM Defendants represent that by letter dated July 9, 1999, ILM Defendants' counsel, at the direction of the REITs' Boards of Directors, informed Brookdale's counsel that all information and materials theretofore reasonably requested by and agreed by the REITs to be made available to Brookdale to enable Brookdale to finalize a bona fide, definitive superior offer for an Extraordinary Transaction involving the REITs was so furnished or made available by the REITs to Brookdale and its legal and financial advisors and requested that Brookdale immediately inform the REITs if it had a reasonable basis to believe otherwise. If Brookdale notifies the REITs in writing within three (3) business days of this Stipulation of particular information and materials that Brookdale believes in good faith the ILM Defendants agreed to furnish but have not yet made available, the ILM Defendants agree to furnish all such previously agreed-upon information and materials as promptly as practicable following receipt of such notice. The ILM Defendants further represent that they have, through counsel, provided Brookdale with their response to the two draft Agreements for the Purchase of Assets submitted by Brookdale on June 17, 1999.

         Section 2.2. The ILM Defendants' Agreement with Respect to the Involvement of Class Counsel in the Ongoing Process. There has been and is currently a process relating to an Extraordinary Transaction with the REITs involving Brookdale and Capital Senior. With respect

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to this process, which may in the future include additional third parties seeking to enter into and consummate an Extraordinary Transaction involving the REITs, the ILM Defendants agree (in all cases through the ILM Defendants' Counsel) to:

         (1) keep Class Counsel informed on a timely periodic basis with regard to material developments in the progress of the process and any negotiations, by providing to Class Counsel a written or oral status report of material developments in such negotiations and such process;

         (2) timely provide Class Counsel with copies of all material documents concerning the bidding and negotiating process for an Extraordinary Transaction (subject to valid assertion of privilege), including all purchase or merger agreements, all confidentiality and standstill agreements, all letters offering to purchase all or substantially all of the Properties, the REITs, or their shares and all responses thereto, all material written communications to any bidder or potential bidder, preliminary and definitive proxy statements filed with the SEC, and all SEC comments to any proposed proxy and other material documentation concerning the bidding and negotiating process;

         (3) consult with Class Counsel, through the ILM Defendants' counsel, prior to and regarding any and all material decisions of the REITs' Boards of Directors relating to any proposed Extraordinary Transaction, including, but not limited, to the Revised Capital Senior Acquisition and any proposal for an Extraordinary Transaction by Brookdale, so as to permit the REITs' Boards of Directors to consider Class Counsel's meaningful input into the bidding and negotiating process.

        Nothing in this Stipulation shall require the ILM Defendants to provide Class Counsel with any information or documents where prohibited by any applicable state or federal law or regulation. In light of state and federal laws and regulations governing tender offers, nothing in this Stipulation shall require the ILM Defendants to provide Class Counsel with any information or documents specifically relating to the terms of any tender offer other than that informing Class Counsel of the fact that a tender offer is being pursued (any such information shall be kept strictly confidential by Class Counsel).

        Notwithstanding the above, nothing in Section 2.2 shall be construed as limiting or modifying the REITs' Boards of Directors' deliberative or decision making authority, or otherwise affecting their fiduciary duties under Virginia law. In consideration of these obligations, Class Counsel agrees to be bound by any confidentiality agreements reasonably requested by the ILM Defendants' Counsel governing the material and information imparted to Class Counsel (including the existence and prospects of any potential or pending Extraordinary Transaction). However, nothing in any confidentiality agreement will prevent Class Counsel from bringing matters to the attention of the Court, if necessary, although any reports containing confidential information shall be filed under seal. Moreover, nothing in any agreements between Capital Senior and the REITs will be construed as limiting conversations and communications between Capital Senior and Class Counsel other than the production to or discussion with Class Counsel of "evaluation material" as that term is used in the Confidentiality Agreement. Upon Brookdale's consent, nothing in the March 9, 1999 Confidentiality and Standstill agreements with Brookdale ("Confidentiality Agreements") will be construed as limiting conversations and communications between Brookdale and Class Counsel, other than the production to or discussion with Class Counsel of "evaluation material" as that term is used in the Confidentiality Agreements. The ILM Defendants will not require any other potential bidder to agree to limiting conversations and communications with Class Counsel, other than the production or discussion of "evaluation material" as that term is used in existing Confidentiality Agreements. Nothing in this Stipulation shall require the ILM Defendants or a bidder to provide Class Counsel with documents or information where a bidder or potential bidder or its representative has voluntarily restricted the distribution of such documents or information to Class Counsel.

         Section 2.3. The Price Floor. Unless there is any material adverse change or unless it is in the best interests of the REITs or their shareholders to do otherwise, or unless Capital Senior, in accordance with the terms of the Revised Capital Senior Acquisition, refuses to close on the Revised Capital Senior Acquisition, the ILM Defendants will not approve an Extraordinary Transaction which would provide the Settlement Class with consideration with a value of less than $172,000,000, exclusive of Class Counsels' fees and expenses, as awarded by the Court.

         Section 2.4. Closing of the Capital Senior Acquisition. Consistent with representations made at the July 7, 1999 hearing, Capital Senior will not close the Revised Capital Senior Acquisition until the Settlement Hearing and the Court's entry of the Final Order and Judgment, as referenced in Section 4.4, infra, unless the Court orders otherwise.

         Section 2.5. The REITs Will Pay the Costs of Notice. Defendants agree that the REITs will pay the costs of printing and sending Notice, as defined below, to the Settlement Class.

         Section 2.6. The Action Resulted in a Benefit. Each of the Defendants agrees that the consideration being provided through the Settlement has and will result in material benefits to the Settlement Class.

         Section 2.7. The Existence of Other Agreements. None of the obligations of the ILM Defendants as set forth in this Stipulation will be construed as requiring the ILM Defendants or the REITs to violate any other agreement to which they may presently be parties.

         Section 2.8. Capital Senior's Obligations. Capital Senior agrees that it will be bound by the following obligations. Capital Senior, as promptly as reasonably practicable, will increase and change the consideration it is presently offering to the Settlement Class in the Capital Senior Acquisition to a transaction offering 100% cash consideration of $172,000,000 (the "Revised Capital Senior Acquisition"). The Revised Capital Senior Acquisition will also provide members of the Settlement Class with the right to elect to receive up to 35% of the transaction consideration in the form of the Convertible Securities. Capital Senior, although not a party to the Action, will execute this Stipulation to acknowledge its obligations in Sections 2.8 and 2.9, and agree to be bound hereunder.

         Section 2.9. Modification of the Merger Agreements. As soon as reasonably practicable, the REITs and Capital Senior will enter into amendments to the Merger Agreements to reflect the increased consideration, and a modification of any deadlines to accommodate consummation of the Revised Capital Senior Acquisition. However, absent further agreement among Capital Senior and the REITs, the contractual deadlines for the consummation of the Revised Capital Senior Acquisition will not be extended beyond September 30, 2000. Nothing in this Stipulation shall require modification of Section 4.1(e) of the Merger Agreements (the "No Solicitation" provision). Nothing in this Stipulation will be construed as requiring any party or Capital Senior to take any steps which would be a violation of the Revised Merger Agreements. Nothing in this Stipulation shall restrict the rights of the REITs or Capital Senior to further amend or modify the Merger Agreements or Revised Merger Agreements in their discretion, except that Section 2.3 shall apply to any amendment that may affect the value of an Extraordinary Transaction to shareholders of the REITs.

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               Section 2.10 Proxy. The ILM Defendants shall propose for SEC review that any definitive proxy statement to be disseminated to the REIT shareholders in connection with the Revised Capital Senior Acquisition would disclose in substance: (1) that the Convertible Securities component of the merger consideration was determined on the date the original Merger Agreements were signed (i.e., February 7, 1999) and was based, in part, on the closing sale price of Capital Senior Common Stock (as reported on the NYSE Composite Transactions) on the previous trading day; and (2) that in view of the inherent fluctuations in such stock price from such date through and including the date of the definitive proxy statements, any shareholder electing to receive part of their merger consideration in the form of Convertible Securities should note that the value of the Convertible Securities they will receive in the merger may be more or less than their value on the date the Merger Agreements were executed. In addition, the ILM Defendants shall also propose for SEC review that
(3) the proxy will contain a statement comparing the price of Capital Senior's Common Stock on the date the Merger Agreements were signed to the price of Capital Senior's Common Stock on the most recent available date preceding the date of the definitive proxy statement and (4) the proxy will indicate that before choosing the Convertible Securities option over the cash option, shareholders should consider these and any further changes in the price of Capital Senior Common Stock.


                                  ARTICLE III

                                RELEASE OF CLAIMS

Section 3.1. Release of Claims by the Settlement Class. Upon the Settlement Effective Date, each and every member of the proposed Settlement Class, on behalf of himself, his heirs, estates, executors, administrators, successors, and assigns, hereby releases all defendants in the

Action, including for all such persons or entities, their directors, officers, partners, principals, employees, agents, attorneys, financial advisors, parents, subsidiaries, affiliates, divisions and predecessors or successors in interests, and their respective heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Released Persons"), from any and all manner of actions, suits, demands, debts, liabilities, obligations, promises, controversies, claims, causes of action, allegations or rights whatsoever, whether class, individual or derivative in nature, whether in law or in equity, whether based upon state or federal law (excluding claims arising from the Proxy/Prospectus, which is anticipated to be distributed to shareholders), which the members of the Settlement Class or any of them, have, ever had, or now have, or which any of them brought, could have brought or could now bring derivatively on behalf of the REITs against any of all of the foregoing Released Persons, by reason of, based upon, or arising out of the facts and transactions identified in the SAC or which have been or could have been asserted in the Action (the "Released Claims").


                                   ARTICLE IV

                                 IMPLEMENTATION

Section 4.1.   Preliminary Order.

As soon as practicable after the execution of the Stipulation, counsel for the Parties shall jointly submit this Stipulation to the Court and shall jointly request entry of the Preliminary Order, substantially in the form of Exhibit A, appended hereto, inter alia, requesting approval for the mailing to the proposed Settlement Class of a Notice of Pendency and Proposed Settlement and Hearing, in substantially the form appended hereto as Exhibit B, hereto. At the time of the Settlement Hearing, or at such other time as the Court directs, the Court shall make a determination regarding whether to certify the proposed Settlement Class.

         Section 4.2. Notice to the Proposed Settlement Class. Upon entry of the Preliminary Order, and as provided for therein, the ILM defendants shall cause copies of the Notice to be sent by first class mail, postage prepaid, to the proposed Settlement Class members at their last known addresses as appearing in the records maintained by the REITs or any transfer agent. Reasonable costs of printing and mailing the Notice shall be paid by the REITs. The Notice shall be substantially in the form of Exhibit B, hereto. The terms of the Notice are hereby incorporated by reference as a material part of this Stipulation. Within five (5) days after the mailing of the Notice to the proposed Settlement Class members, the counsel for the ILM defendants shall file with the Court an affidavit of mailing confirming that the Notice was duly sent to all proposed Settlement Class members in accordance with the Preliminary Order. The Defendants shall exercise their right to terminate the Settlement in accordance and for the reasons set forth in Section 5.1, infra, by notifying the Court and Class Counsel in writing, which shall either be hand-delivered or mailed by certified mail, so that it is received by the Court and Class Counsel within ten
(10) business days after the failure of any of the conditions set forth in
Section 5.1, infra, to occur.

         Section 4.3. Settlement Hearing. The final Settlement Hearing shall be held on September 30, 1999, at 9:00 a.m., or at such other time as the Court directs, after the sending of Notice to each of the members of the proposed Settlement Class by or before August 16, 1999. In connection with the Settlement Hearing, the Parties hereto shall file with the Court all such papers as their counsel believe to be necessary at least seven (7) days in advance of any final settlement hearing. At the Settlement Hearing, the Court will be asked to consider certification of the proposed Settlement Class, the fairness and reasonableness of the terms of the Settlement and Class Counsel's fee request, as further described in Section 7.1.

         Section 4.4. Entry of Final Judgment and Order. At or prior to the Settlement Hearing, counsel for the Parties shall jointly submit to the Court a proposed Final Judgment and Order, in substantially the form appended hereto as Exhibit C. The Final Judgment and Order, shall provide for the following:

                  A. Approval of the Stipulation and the Settlement, and a finding that, inter alia, the Settlement is fair, reasonable and adequate, and that the Settlement is in the best interests of the Settlement Class and the REITs, and directing consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

                  B. Certification of the proposed Settlement Class, appointment of Plaintiffs as the Settlement Class representatives, and appointment of Class Counsel as counsel for the Settlement Class;

                  C. Dismissing the Action and each and every cause of action and claim set forth therein as to all defendants, and with prejudice to the Settlement Class, extinguishing all claims, rights, demands and causes of action that might have been asserted therein by the Plaintiffs on their own behalves, or on behalf of the Settlement Class and/or the REITs, and discharging the defendants and all Released Persons;

                  D. Permanently barring the Settlement Class members from asserting the Released Claims against the Released Persons, and releasing the Released Persons from the Released Claims;

                  E. Reserving jurisdiction in the Court over all matters relating to the administration and consummation of this Stipulation and the Settlement, and providing for a procedure which would allow Class Counsel to give defendants notice, and thereafter to raise before the Court, any failure by the defendants or any one of them to comply with any of the terms herein, and any failure to implement in good faith any part of this Stipulation and Settlement.

        If, at the Settlement Hearing, the Court finally approves the Stipulation and the Settlement contemplated hereby, and the Settlement has not been terminated for failure to satisfy any of the conditions set forth in
Article V hereof, then counsel for the Parties shall request entry by the Court of such proposed Final Judgment and Order.

                                  ARTICLE V

                                  CONDITIONS

        Section 5.1. Defendants' Conditions. The consummation of the Settlement shall be contingent upon and subject to the fulfillment of each of the following conditions:

                  A. The Preliminary Order shall have been entered by the Court in substantially the form of Exhibit A, hereto.

                  B. The Final Judgment and Order shall have been entered by the Court in substantially the form of Exhibit C hereto, and the Settlement Effective Date has occurred.

        Section 5.2. Termination. In the event that any of the conditions set forth in Section 5.1 fails to occur, or any of the conditions precedent to entry of the Final Judgment and Order has failed to occur, any of the Parties may terminate the Stipulation and the Settlement without prejudice whereupon:

                  A. All Parties to the Action and to this Stipulation shall return to the same position as prior to entering into this Stipulation, without prejudice to any Parties' position;

                  B. Neither the Stipulation, the Preliminary Order, the Final Judgment and Order nor any other documents, filings or representations relating to any of the foregoing, shall be relied upon as evidence relating to the merits or legal sufficiency of the allegations in the Action; and


                  C. No right, claim, obligation, liability or defense of any person shall arise form or be affected by the negotiation or execution of the Stipulation.

        In the event that the Stipulation is terminated and the Final Judgment and Order does not become effective, the Stipulation shall be of no further force and effect, except for the provisions regarding the payment of the costs and expenses of Notice.

                                  ARTICLE VI

                                  COVENANTS

        Section 6.1. Entry of Order and Reasonable Efforts.

        Counsel for all of the parties hereto shall use their best good faith efforts to obtain the entry of the Final Judgment and Order. The parties hereto, and their respective counsel, agree to use their best good faith efforts to effectuate the Settlement and all other transactions attendant to the Settlement, and to fulfill the conditions set forth in Article V hereof.


                                   ARTICLE VII

                          ATTORNEYS' FEES AND EXPENSES

        Section 7.1. Attorneys' Fees.

                  A. The procedure for and the allowance or disallowance of attorneys' fees and expenses are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating to any such fee application or procedure shall not operate to terminate or cancel this Stipulation or affect the finality of the Final Judgment and Order approving this Stipulation and the Settlement. Class Counsel intend to seek an award of attorneys' fees in an amount that will not exceed

$1,500,000 and reimbursement of out of pocket expenses. The attorneys' fees awarded by the Court will be paid as follows: (1) by Capital Senior, in the event that an Extraordinary Transaction with Capital Senior is ultimately consummated; or (2) by the REITs, if any other bidder, including Brookdale, is the successful bidder and the ILMs' Boards of Directors ultimately approves an Extraordinary Transaction with Brookdale or another third party bidder. The defendants will not object to any application by Class Counsel for an award of attorneys' fees of up to $1,500,000, plus reimbursement of out of pocket expenses. Class Counsel will seek Court approval of their application at or following the Final Settlement Hearing. Class Counsel's fee and expense award will be paid by wire transfer of the approved amount to the account of Goodkind Labaton Rudoff & Sucharow, LLP, no later than five (5) days after the closing of any Extraordinary Transaction involving the REITs.

                  B. Except as provided for above, each Party shall pay all legal fees incurred by it in connection with this Stipulation.


                                  ARTICLE VIII

                            NONADMISSION OF LIABILITY

        Section 8.1. Stipulation Not Admission.

        Neither this Stipulation, nor any exhibit or document referenced herein, nor any action taken to effectuate or further this Stipulation or the Settlement set forth herein is, may be construed as, or may be used as an admission by or against any other parties of any fault, wrongdoing or liability whatsoever, or as a waiver or limitation of any defenses otherwise available to any of the parties. Entering into or carrying out this Stipulation, the exhibits hereto, and any negotiations or proceedings related thereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by any of the parties, or to be a waiver of any applicable defense, and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce or effectuate the provisions of this Stipulation or the provisions of any of the exhibits to this Stipulation. The parties hereto each specifically reserve all rights, claims, demands, defenses, actions or causes of action which each party presently has, or claims to have, against any of the others and nothing contained herein will be deemed to affect the same, until the Settlement Effective Date, at which time the releases described in Article III hereof shall become effective.


                                   ARTICLE IX

                               GENERAL PROVISIONS

        Section 9.1. Captions.

        The definitions and recitals set forth above are essential elements of this Stipulation. The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Stipulation or the intent of its provisions.

        Section 9.2. Entire Agreement.

        This Stipulation sets forth the entire agreement of the parties in respect to the Settlement and supercedes all prior oral or written agreements, arrangements, understandings, inducements, promises, and warranties, not embodied or incorporated herein, relating to the subject matter of this Stipulation. Prior discussions and negotiations are superseded by, and merged into, this Stipulation.

        Section 9.3. Counterparts.

        This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        Section 9.4. Modifications.

        The provisions of this Stipulation (including any time periods specified herein) may be modified by written agreement of counsel for all parties with the consent of the Court and without further notice to the Settlement Class unless the Court requires such notice. The terms and provisions of this Stipulation may not be changed, waived, modified, or varied in any manner unless in writing duly signed by counsel for all parties.

        Section 9.5. Waiver.

        The failure of any party hereto to enforce at any time any provision of this Stipulation shall not be construed as a waiver of such provision, nor be construed in any way to effect the validity of this Stipulation or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.

        Section 9.6. Successors.

        This Stipulation shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. No party hereto may assign its rights or obligations hereunder without the prior written consent of all of the other parties hereto.

        Section 9.7. Notices.

        Any and all notices, requests, consents, directives or communications by any party intended for any other party shall be in writing, shall be given personally or by postage prepaid certified or registered mail, return receipt requested, and shall be deemed delivered on the earlier of (a) the date received and (b) the date four business days after the date of deposit in a depository of the United States Postal Service, and shall be addressed as follows:

                  (a) If to the Defendants:

                             Greenberg Traurig
                             MetLife Building
                             200 Park Avenue, 15th Fl.
                             New York, New York  10166
                             Attn.: Stephen L. Saxl, Esq.

                                    - and -

                             Shapiro Forman & Allen LLP
                             380 Madison Avenue
                             New York, New York  10017
                             Attn.: Stuart L. Shapiro, Esq.

                  (b) If to the Plaintiffs:

                             Goodkind Labaton Rudoff & Sucharow LLP
                             100 Park Avenue
                             New York, New York  10017-5563
                             Attn.: Lynda J. Grant, Esq.

        Any party may, from time to time, change the address to which such written notice, requests, consents, directives or communications are to be mailed, by giving the other parties ten (10) days' prior written notice of the changed address in the manner hereinabove provided.

        Section 9.8. Governing Law.

        This Stipulation and the attached exhibits shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to principles of choice or conflicts of laws. This Stipulation (including, without limitation, its execution and consummation) shall be enforced solely in the Court. The Defendants, the Plaintiffs and the Settlement Class hereby waive any objection they may now or hereafter have to the venue or forum of any such enforcement proceedings, and irrevocably consent to and acknowledge jurisdiction and service of any and all process of the Court in any such proceedings. However, nothing in this Stipulation shall be construed as affecting the ILM Defendants' fiduciary duties under Virginia law.

        Section 9.9. Collaborative Effort.

        The undersigned agree that no single party shall be deemed to have drafted this Stipulation or any portion thereof. This Stipulation is the product of the collaborative effort of the undersigned counsel.

        IN WITNESS WHEREOF, the parties hereto, by their counsel, have executed this Stipulation and Agreement of Settlement as of the day and year first above written.

                                 GOODKIND LABATON RUDOFF & SUCHAROW LLP




                                 By: /s/ Lawrence A. Sucharow
                                     ----------------------------------
                                     Lawrence A. Sucharow (LS-1726)
                                     Lynda J. Grant (LG-4784)
                                     Joel H. Bernstein (LB-0763)
                                     100 Park Avenue
                                     New York, New York  10017-5563
                                     (212) 907-0700

                                     Nicholas E. Chimicles
                                     CHIMICLES & TIKELLIS LLP
                                     One Haverford Centre
                                     361 West Lancaster Avenue
                                     Haverford, Pennsylvania 19041
                                     (610) 642-8500


                                     Attorneys for Plaintiffs
                                     Andrew A. Feldman and Jeri Feldman, as
                                     trustees for the Andrew A. & Jeri Feldman
                                     Revocable Trust Dated 9/18/90

                                     GREENBERG TRAURIG




                                 By: /s/ Stephen L. Saxl
                                     ----------------------------------
                                     Alan Mansfield (AM-3266)
                                     Stephen L. Saxl (SS-1028)
                                     MetLife Building
                                     200 Park Avenue, 15th Fl.
                                     New York, New York  10166
                                     (212) 801-9200

                                     Ronald W. Kleinman
                                     GREENBERG TRAURIG
                                     1300 Connecticut Avenue, N.W.
                                     Suite 1000
                                     Washington, D.C.  20036
                                     (202) 331-3100

                                     Attorneys for Defendants Jeffry R. Dwyer,
                                     J. William Sharman, Jr., Carl J. Schramm,
                                     Julien G. Redele, ILM Senior Living, Inc.
                                     and ILM II Senior Living, Inc.



                                     SHAPIRO FORMAN & ALLEN LLP



                                 By: /s/ Stuart L. Shapiro
                                     ----------------------------------
                                     Stuart L. Shapiro (SS-0894)
                                     380 Madison Avenue
                                     New York, New York  10017
                                     (212) 972-4900

                                     Attorneys for Defendant
                                     Lawrence A. Cohen



                                     CAPITAL SENIOR LIVING CORPORATION



                                 By: /s/ Lawrence A. Cohen
                                     ----------------------------------
                                     Lawrence A. Cohen
                                     Chief Executive Officer

So ordered

/s/ Sidney H. Stein
------------------------
Sidney H. Stein, USDJ

                                                                       EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------------------------------x
ANDREW A. FELDMAN & JERI FELDMAN, as trustees for the ANDREW A. &     :
JERI FELDMAN REVOCABLE TRUST DATED 9/18/90, on behalf of themselves   :
and others similarly situated,                                        : 98 Civ.
                                                                      : 3789
                  Plaintiffs,                                         : (LAK)
                                                                      :
         - against -                                                  :
                                                                      :
LAWRENCE A. COHEN, JEFFRY R. DWYER, J. WILLIAM SHARMAN, JR., CARL J.  :
SCHRAMM, JULIEN G. REDELE, ILM SENIOR LIVING, INC., and ILM II SENIOR :
LIVING, INC.,                                                         :
                                                                      :
                  Defendants.                                         :
                                                                      :
                                                                      :
----------------------------------------------------------------------x


                              PRELIMINARY ORDER


                  WHEREAS, pending before the Court is a class action titled Andrew A. Feldman & Jeri Feldman, as trustees, etc. v. Lawrence A. Cohen, et al., No. 98 Civ. 3789 (LAK) (the "Action"); and

                  WHEREAS, the Parties having made application pursuant to Federal Rule of Civil Procedure 23 in accordance with a Stipulation of Settlement dated August 11, 1999 (the "Stipulation"), which together with the exhibits annexed thereto sets forth the terms and conditions for the proposed settlement ("Settlement") of the Action and for dismissal of the Action with prejudice upon the terms and conditions set forth therein; the Court having read and considered the application, Stipulation and the exhibits annexed thereto; and
                  WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation;

NOW, THEREFORE, IT IS HEREBY ORDERED:


                   1. All definitions set forth in the Stipulation are hereby adopted.

                   2. The Court hereby approves dissemination of the Notice (defined below) to the proposed Settlement Class consisting of all record and beneficial holders of shares of ILM Senior Living, Inc. ("ILM I") and ILM II Senior Living, Inc. ("ILM II", together, the "REITs") as of May 8, 1998 (the "Settlement Class"). Excluded from the Settlement Class are the Defendants and the Released Persons as defined in the Stipulation.

                   3. A hearing (the "Settlement Hearing") shall be held on September 30, 1999 at 9:00 a.m., before the Hon. Lewis A. Kaplan, at the United States Courthouse, 500 Pearl Street, Courtroom 12D, New York, New York. At that time, the Court shall determine whether to certify the proposed Settlement Class; whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate and should be approved; whether a judgment as provided in the Stipulation should be entered herein; and the amount of fees and out of pocket expenses that should be awarded to Class Counsel.

                   4. The Court approves, as to form and content, the Notice of Pendency and Settlement of Action (the "Notice"), annexed as Exhibit B to the Stipulation, and finds that the mailing and distribution of the Notice in the manner and form set forth in paragraph 5 of this Order constitutes the best notice practicable under the circumstances, and constitutes valid, due and sufficient notice to all persons in the proposed Settlement Class and the REITs, complying fully with the requirements of the Federal Rules of Civil Procedure, the Constitution of the United States and any other applicable laws.

                   5. No later than August 16, 1999, the ILM Defendants shall cause copies of the Notice to be sent by first class mail, postage prepaid, to the proposed Settlement Class members at their last known addresses, as they appear in the records maintained by the REITs or any transfer agent. Reasonable costs of printing and mailing the Notice shall be paid by the REITs. The Notice shall be substantially in the form annexed as Exhibit B to the Stipulation. Within five
(5) days after the mailing of the Notice to the proposed Settlement Class members, counsel for the ILM Defendants shall file with the Court an affidavit of mailing confirming that the Notice was duly sent to all proposed Settlement Class members in accordance with this Order.

                   6. In the event the Settlement is not approved by the Court, or otherwise fails to become effective, funds advanced or incurred by the REITs pertaining to the costs and expenses of Notice shall not be recovered by the REITs.

                   7. Pending determination of whether the Settlement in the Action should be approved, neither the Plaintiffs nor any member of the proposed Settlement Class ("Settlement Class Member"), either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, or any of the Released Persons, as defined in the Stipulation, any action or proceeding in any court or tribunal asserting any of the Released Claims, as defined in the Stipulation.

                   8. Any Member of the proposed Settlement Class may enter an appearance in the Action, at his or her own expense, individually or through counsel of his or her own choice. All members of the Settlement Class who do not enter an appearance will be represented by Class Counsel.

                   9. Any Member of the proposed Settlement Class who wishes to be heard in support of or in opposition to the Settlement and/or Class Counsel's application for attorneys' fees and reimbursement of out of pocket expenses shall, on or before September 17, 1999: (a) file with the Court a written notice of his or her intention to appear and/or be heard at the Settlement Hearing, together with any other papers he or she wishes to be considered at the Settlement Hearing, setting forth any such information and/or objections and support for such objections. Such papers must refer to Feldman, et al. v. Cohen, et al., No. 98 Civ. 3789 (LAK), state the full name of the person or entity submitting the request to be heard, proof of the number of shares owned by such person or entity as of May 8, 1998, and a statement of the reasons why it is believed that the Court should find that the settlement is, or is not, fair, reasonable and adequate or in the best interests of the Settlement Class or the REITs, and/or why such person or entity supports or opposes Class Counsel's application for attorneys' fees and expenses, and (b) serve copies of the foregoing papers upon counsel for the Parties to the Settlement at the addresses given below:



              To the Defendants:

                   Greenberg Traurig
                   MetLife Building
                   200 Park Avenue, 15th Fl.
                   New York, New York 10166
                   Attn.: Stephen L. Saxl, Esq.

                                            -and-

                   Shapiro Forman & Allen LLP
                   380 Madison Avenue
                   New York, New York  10017
                   Attn.: Stuart L. Shapiro, Esq.

              To the Plaintiffs:

                   Goodkind Labaton Rudoff & Sucharow LLP
                   100 Park Avenue
                   New York, New York  10017-5563
                   Attn.: Lynda J. Grant, Esq.

Unless otherwise ordered by the Court, no written notice of intention to appear by any Member of the proposed Settlement Class shall be valid unless it is made within the time set forth and in the manner described in the Notice. Any Member of the proposed Settlement Class who does not make his or her objection known in the manner provided in the Notice shall be deemed to have waived such objection and shall forever be foreclosed from making any objections unless otherwise ordered by the Court.


                   10. The Court reserves the right to adjourn the date of the Settlement Hearing and any adjourned date thereof without further notice to the Members of the proposed Settlement Class, and retains jurisdiction to consider all further applications relating to the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the parties to the Settlement, if appropriate, without further notice to the Settlement Class.

                  SO ORDERED.


Dated: _________, 1999



                                                  ----------------------------
                                                  Hon. Lewis A. Kaplan
                                                  United States District Judge

                                                                       EXHIBIT B


UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------------x
ANDREW A. FELDMAN & JERI FELDMAN, as trustees for the      :
ANDREW A. & JERI FELDMAN REVOCABLE TRUST DATED 9/18/90,    :
on behalf of themselves and others similarly situated,     : 98 Civ. 3789 (LAK)
                                                           :
                                                           :
                                    Plaintiffs,            :
                                                           :
                                                           :
                    - against -                            :
                                                           :
LAWRENCE A. COHEN, JEFFRY R. DWYER, J. WILLIAM SHARMAN,    :
JR., CARL J. SCHRAMM, JULIEN G. REDELE, ILM SENIOR         :
LIVING, INC., and ILM II SENIOR LIVING, INC.,              :
                                                           :
                                                           :
                                    Defendants.            :
                                                           :
                                                           :
                                                           :
-----------------------------------------------------------x



                   NOTICE OF PENDENCY AND SETTLEMENT OF ACTION

TO: ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF ILM SENIOR LIVING, INC. ("ILM I") AND ILM II SENIOR LIVING, INC. ("ILM II", TOGETHER, THE "REITs") AS OF MAY 8, 1998 (THE "SETTLEMENT CLASS").


PLEASE READ THIS NOTICE CAREFULLY. THIS NOTICE RELATES TO THE PROPOSED SETTLEMENT OF A CLASS ACTION (THE "ACTION") DESCRIBED BELOW. IF YOU ARE A SETTLEMENT CLASS MEMBER, IT CONTAINS IMPORTANT INFORMATION AS TO YOUR RIGHTS.


               NOTICE IS HEREBY GIVEN pursuant to Federal Rule of Civil Procedure 23 and an order of the United States District Court for the Southern District of New York (the "Court") dated August 13, 1999, that a hearing will be held before the Court at the United States Courthouse, 500 Pearl Street, Courtroom 12D, New York, New York, on September 30, 1999, at 9:00 a.m., to determine: (1) whether the proposed Settlement of the Action (the "Settlement") upon the terms set forth in the Stipulation of Settlement dated August 11, 1999 (the "Stipulation") is fair, reasonable and adequate; (2) whether a final judgment should be entered dismissing the Action with prejudice to plaintiffs ("Plaintiffs") and all members of the Settlement Class; and (3) whether an application to be made by counsel for the plaintiffs and the Settlement Class in the Action ("Class Counsel") for the payment of attorneys' fees and reimbursement of out of pocket expenses should be approved.


                           CLASS ACTION DETERMINATION

               Additionally, the Court will consider whether to certify a Settlement Class consisting of:

               ALL PERSONS OR ENTITIES WHO WERE RECORD OR BENEFICIAL HOLDERS OF SHARES OF EITHER ILM I OR ILM II ON MAY 8, 1998, AND/OR THEIR SUCCESSORS AND ASSIGNS IN INTEREST, EXCLUDING THE DEFENDANTS, as Defined below, AND ALL RELEASED PERSONS, AS DEFINED in the stipulation.

               The defendants are Lawrence A. Cohen ("Cohen"), Jeffry R. Dwyer ("Dwyer"), J. William Sharman, Jr. ("Sharman"), Carl J. Schramm ("Schramm"), Julien G. Redele ("Redele", together, the "Individual Defendants") and the REITs (together the "Defendants"). All Defendants except for Cohen, the REITs and Redele are hereinafter referred to together as the "ILM Defendants."


              COMMENCEMENT OF THE ACTION AND PRE-TRIAL PROCEEDINGS

               On May 8, 1998, Plaintiffs, as trustees for the Andrew A. & Jeri Feldman Revocable Trust Dated 9/18/90 ("Plaintiffs"), commenced an action in the Supreme Court of the State of New York, County of New York, Index No. 98/602283, which was subsequently removed to this Court. The original complaint alleged that during the period of about July 1996 to the present, the Individual Defendants had operated the REITs and their affiliated companies in a manner directed at increasing the remuneration which would be received by Cohen and Capital Senior Living Corporation ("Capital Senior"), the manager of the REITs' properties (the "Properties"), pursuant to certain management and development contracts between affiliates of the REITs and Capital Senior. The REITs hold first mortgage loans for thirteen senior assisted living facilities, the titles to which are held by an affiliate of the REITs.

               The original complaint further alleged that the Individual Defendants had taken steps contrary to the best interests of the REITs' shareholders by, among other things, diverting the REITs' shareholders' distributions for their own use and refusing to liquidate or sell the REITs or the Properties in a timely manner. The original complaint sought dissolution of the REITs, an appointment of a receiver, and other relief. Defendants moved to dismiss the original complaint in July 1998, which motion, addressed to the pleadings, was denied in part by an order dated December 8, 1998. In that order, the Court further directed that plaintiffs file an amended complaint.

               In May 1998, in an effort to test the market for the Properties in the event of a sale or liquidation, Plaintiffs' counsel circulated a letter to approximately twenty (20) operators of senior assisted and independent living facilities, including Brookdale Living Communities, Inc. ("Brookdale") and Sunrise Assisted Living, Inc. ("Sunrise"). This letter gave the operators notice of the pendency of the Action, informed them that through the Action, Plaintiffs sought to cause the liquidation of the REITs and/or have the Properties auctioned, and invited the operators to make an acquisition proposal. Of the twenty (20) operators contacted, during the following eight (8) months, only Brookdale and Sunrise either formally or informally expressed an interest in purchasing the REITs or the Properties to the REITs' boards of directors.

               Plaintiffs filed an amended complaint on January 22, 1999. On February 8, 1999, the REITs announced that they had entered into Agreements and Plans of Merger, dated February 7, 1999, pursuant to which the REITs were to be merged into a wholly owned subsidiary of Capital Senior for cash and a newly created preferred trust securities providing consideration with a denominated aggregate value of $170,000,000 (the "Capital Senior Acquisition" or the "Transaction").

               In light of that announcement, and the subsequent public disclosure of the terms of the Transaction, on March 9, 1999, plaintiffs filed a Second Amended and Supplemental Class Action Complaint (the "SAC"). The SAC alleged, among other things, that the Capital Senior Acquisition was a self-interested transaction, which failed to provide the REITs' shareholders with adequate consideration for their shares or the Properties, and that the Capital Senior Acquisition was the product of a process in which the REITs' shareholders had not been adequately protected from the Individual Defendants' conflicts of interests. Plaintiffs further alleged that the actual value of the Capital Senior Acquisition, which consisted in significant part of newly created convertible securities whose value was tied to Capital Senior's stock price, was substantially less than its stated value, making the total value of the Transaction far less than $170,000,000. The SAC further alleged that the Individual Defendants had breached their fiduciary obligations to the REITs' shareholders by failing to take steps to maximize shareholder value, and by failing to properly consider and pursue other, potentially more valuable expressions of interest. The SAC sought, among other things, to enjoin the Capital Senior Acquisition until the ILM Defendants held an auction for the Properties or participated in some other process which would result in a transaction providing the REITs' shareholders with maximum value.

               By motions addressed to the pleadings, made on about April 8, 1999, Defendants moved to dismiss the SAC. Specifically, Defendants argued that the alleged conduct leading to the Transaction (even assuming the allegations to be true) was not actionable under the law governing the fiduciary obligations of directors of Virginia corporations, including Va. Code Ann. Sections 13.1-690 ("Section 690") and 13.1-691 ("Section 691"), the law applicable here. Defendants' motion focused in particular upon Section 690, a statute which requires courts to act with extreme deference in determining whether directors of Virginia corporations have breached their fiduciary obligations in making decisions which impact a corporation, and which provides a safe-harbor for directors' decisions made in good faith reliance upon the advice of independent and credible advisors.

               On March 4, 1999, the Court entered an order which, inter alia, set a trial date of July 13, 1999, and provided that the parties complete discovery by June 26, 1999 (subsequently extended to July 1, 1999). Thereafter, the parties engaged in expedited discovery which included the production by the Defendants and relevant third parties of thousands of pages of documents, which were reviewed and analyzed by Class Counsel. Discovery also included the following depositions: Plaintiff, Andrew A. Feldman; Plaintiffs' expert, Kurt Kroboth of CFC Capital Corp.; all of the Individual Defendants; the REITs' investment advisors Bradley G. Razook and Peter E. Pickette; James Stroud, one of the founders of Capital Senior; C. David Carlson, an independent consultant to the REITs; and third-parties, Brookdale and Sunrise.

               In early June 1999, the parties commenced discussions concerning a possible resolution of the Action but did not reach an agreement at that time. On June 7, 1999, the Court granted in part and denied in part Defendants' motions to dismiss the SAC (the "June 7 Decision"). In the June 7 Decision, the Court held that the breach of fiduciary duty claim advanced in the SAC was properly pled. Thereafter, Defendants filed answers, denying in material part, the allegations of the SAC and denying liability.

               On June 21, 1999, Defendants moved the Court to reconsider the June 7 Decision. Defendants' motion for reconsideration was based upon the decision by the Supreme Court of Virginia in Willard v. Moneta Building Supply, Inc., 515 S.E.2d 277 (Va. June 11, 1999) ("Willard"), which was issued four days after the June 7 Decision. In the Willard case, the Supreme Court of Virginia held that under Section 690, Virginia directors were not obligated to maximize shareholder value, and that directors who are faced with competing bids for the sale of a company do not have a duty to choose the highest bid, but may consider factors other than price.

               Given the Willard decision, and certain of the deposition testimony which Class Counsel elicited during discovery, Class Counsel re-evaluated whether they would be able to meet the very difficult threshold which the Plaintiffs would have been required to meet in order to prove a breach of Section 690 by the Individual Defendants. Class Counsel thus continued settlement negotiations, arriving at an agreement in principle with defense counsel on the terms of a settlement on July 2, 1999. By letter dated July 2, 1999, the parties informed the Court that a settlement-in-principle of the Action had been reached and, at a July 7, 1999 hearing, informed the Court of the terms of the Settlement. Counsel for the parties then engaged in protracted negotiations concerning the final terms of the settlement, set forth in the Stipulation.

               At present, at least two potential purchasers, Brookdale and Capital Senior, are pursuing or have indicated an interest in pursuing a transaction with the REITs. Moreover, under the proposed Settlement there is an opportunity for other potential purchasers to propose a transaction with the REITs. The Settlement, as described below, sets a minimum floor price of

$172,000,000 in cash for any purchase of the REITs or the Properties while seeking to assure that the bidding and negotiation process for the REITs or Properties continues in a fair manner until a transaction which is in the best interests of the Class is consummated.


                       SUMMARY OF THE PROPOSED SETTLEMENT

               The following is a summary of the proposed Settlement. Reference is made to the Stipulation, which is on file with the Court, for a full statement of the Settlement:

                 1. The Revised Capital Senior Offer. The Capital Senior Acquisition consisted of $110,500,000 in cash and convertible preferred trust securities (the "Convertible Securities") with a denominated value of $59,500,000, and thus had a denominated aggregate value of $170,000,000 at the time the Merger Agreements were signed on February 7, 1999. Up to 35% of the total consideration of the Capital Senior Acquisition consisted of the Convertible Securities, the value of which was tied to the price of Capital Senior common stock. At the time of the settlement negotiations, Plaintiffs' expert opined to Class Counsel that as a result of a decline in the price of Capital Senior's common stock since the Merger Agreements were signed on February 7, 1999, the value of the Capital Senior Acquisition as of July 2, 1999 was approximately $165,500,000. Defendants were not privy to Plaintiffs' expert's analysis or opinion and do not necessarily agree with this calculation. Subsequent fluctuations in the price of Capital Senior common stock may have resulted in increases or decreases in the estimated value of the Transaction. As a consequence of the Settlement, Capital Senior has agreed to increase and change the consideration which it is offering to $172,000,000 in cash (the "Revised Capital Senior Acquisition"), so that every Settlement Class member may have the option of receiving his portion of the consideration in cash. Thus, the revised Capital Senior Acquisition will provide every Settlement Class member with the option of receiving his consideration in all cash, or, at his option, with the right to elect to receive cash and Convertible Securities. However, in no event will more than 35% of the total consideration to be paid to the Settlement Class be paid in the form of the Convertible Securities.

                 2. Proxy. The ILM Defendants have agreed to propose that any definitive proxy statement submitted for review to the United States Securities and Exchange Commission, to be disseminated to shareholders of the REITs in connection with the Revised Capital Senior Acquisition, disclose in substance:
(1) that the Convertible Securities component of the merger consideration was determined on the date on which the original Merger Agreements were signed and was based, in part, on the closing sale price of Capital Senior common stock on the trading day prior to the February 7, 1999 execution date; (2) that in view of the inherent fluctuations in such stock price from such date through and including the date of the definitive proxy statements, any shareholder electing to receive part of his merger consideration in the form of Convertible Securities should note that the value of the Convertible Securities he will receive in the merger may be more or less than the value of such Convertible Securities on the date the Merger Agreements were executed; (3) a comparison of the price of Capital Senior's common stock on the date the Merger Agreements were signed to the price of Capital Senior's common stock on the most recent available date preceding the date of the definitive proxy statement; and (4) that before choosing to elect to receive a portion of his consideration in Convertible Securities versus all cash, shareholders should consider these and any further changes in the price of Capital Senior stock.

                 3. The Price Floor. Unless there is any material adverse change, it is in the best interests of the REITs or their shareholders to do otherwise, or unless Capital Senior, in accordance the terms of the Revised Capital Senior Acquisition, refuses to close the

Revised Capital Senior Acquisition, the ILM Defendants will not approve an Extraordinary Transaction (as defined in the Stipulation) which would provide the Settlement Class with consideration with a value of less than $172,000,000, exclusive of Class Counsels' fees and expenses, as awarded by the Court.

                 4. The ILM Defendants' Agreement with Respect to the Involvement of Class Counsel in the Ongoing Process. In order to provide assurance that all bidders receive fair treatment, the ILM Defendants have agreed to:

                    (a) keep Class Counsel informed on a timely, periodic basis with regard to material developments in the progress of the process and any negotiations with purchasers or potential purchasers, by providing to Class Counsel a written or oral status report of material developments in such negotiations and process;

                    (b) timely provide Class Counsel with copies of all material documents concerning the bidding and negotiating process for an Extraordinary Transaction, including all purchase or merger agreements, all confidentiality and standstill agreements, all letters offering to purchase all or substantially all of the Properties, the REITs, or their shares and all responses thereto, all material written communications to any bidder or potential bidder, preliminary and definitive proxy statements filed with the SEC, and all comments by the SEC to any proposed proxy and other material documentation concerning the bidding and negotiating process;

                    (c) consult with Class Counsel, through the ILM Defendants' counsel, Greenberg Traurig, prior to and regarding any and all material decisions relating to any proposed Extraordinary Transaction, including but not limited to, the Revised Capital Senior Acquisition and any proposal for an Extraordinary Transaction by Brookdale, so as to permit the REITs' Boards of Directors to consider Class Counsel's meaningful input into the bidding and negotiating process; and

                    (d) allow Class Counsel to speak to Brookdale or other potential bidders with regard to any problems which it may encounter during the negotiating process, and allow Class Counsel to bring such problems to the attention of the Court if they are not timely rectified by the ILM Defendants.


                    CLASS COUNSEL BELIEVE THAT THE SETTLEMENT
                        IS FAIR, REASONABLE AND ADEQUATE

               Class Counsel have investigated the facts and circumstances, and have thoroughly briefed, argued and considered the legal issues applicable to this Action. As described above, Class Counsel have conducted all necessary pre-trial discovery, and have commenced trial preparation. Thus, they have had the opportunity to carefully evaluate the expense and length of time necessary to continue the Action to trial and through the appeals which would likely ensue in the event that Plaintiffs were successful at trial. They have also had the opportunity to consider the merits of the Defendants' potential defenses, the likely outcome of Defendants' motion for reconsideration, the results of their own efforts to test the market for the Properties and the REITs, the current "softening" market for the Properties and the REITs, and the advantages of the Settlement which provides that Capital Senior substantially increase its bid and revise its offer to allow all proposed Settlement Class Members to receive their consideration in cash, while providing mechanisms which would ensure that the ongoing process continues in a fair and even-handed manner.

               In light of the benefits which Class Counsel were able to negotiate notwithstanding the Willard decision and other potential difficulties in meeting their burden of proof at trial, Class Counsel have concluded that further proceedings against the Defendants would be complex and expensive, and would not likely result in a greater recovery for the proposed Settlement Class given the significant benefits provided by the Settlement. Based upon the consideration of these factors, Plaintiffs and Class Counsel have concluded that it is desirable and in the best interests of the proposed Settlement Class and the REITs to settle this Action and to release the claims against the Defendants.


                        DEFENDANTS' DENIALS OF WRONGDOING

               Defendants deny all allegations of wrongdoing and liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Action. Nonetheless, Defendants have concluded that in order to avoid the burden, expense and uncertainties of further litigation, it is preferable to settle the Action upon the terms and conditions set forth in the Stipulation and summarized in this Notice.


                                     RELEASE

        Upon the Settlement Effective Date (as defined in the Stipulation), each and every member of the proposed Settlement Class, on behalf of himself, his heirs, estates, executors, administrators, successors, and assigns, hereby releases all Defendants in the Action, including for all such persons or entities, their directors, officers, partners, principals, employees, agents, attorneys, financial advisors, parents, subsidiaries, affiliates, divisions and predecessors or successors in interests, and their respective heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Released Persons"), from any and all manner of actions, suits, demands, debts, liabilities, obligations, promises, controversies, claims, causes of action, allegations or rights whatsoever, whether class, individual or derivative in nature, whether in law or in equity, whether based upon state or federal law (excluding claims arising from the Proxy/Prospectus, which is anticipated to be distributed to shareholders), which the members of the proposed Settlement Class or any of them, have, ever had, or now have, or which any of them brought, could have brought or could now bring derivatively on behalf of the REITs against any or all of the foregoing Released Persons, by reason of, based upon, or arising out of the facts and transactions identified in the SAC, or which have been or could have been asserted in the Action (the "Released Claims").


                           THE PROPOSED FINAL JUDGMENT

        If the Settlement is approved by the Court, the Court will enter a Final Order and Judgment (the "Judgment"), which will:

                      (a) Certify a Settlement Class consisting of all persons or entities who were record or beneficial holders of shares of either ILM I or ILM II on May 8, 1998, and/or their successors and assigns in interest, excluding the defendants, as defined below, and all released persons, as defined in the stipulation, appointing the Plaintiffs as the appropriate representatives and appointing Class Counsel as the Class' Counsel;

                      (b) Approve the Stipulation and the Settlement, and find that, inter alia, that the Settlement is fair, reasonable and adequate, and that the Settlement is in the best interests of the Class and the REITs, and direct the consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

                      (c) Dismiss the Action and each and every cause of action and claim set forth therein as to all Defendants, and with prejudice to the Settlement Class, extinguish all claims, rights, demands and causes of action that might have been asserted therein by the Plaintiffs on their own behalves, or on behalf of the Settlement Class and/or the REITs, and discharge the Defendants and all Released Persons;

                      (d) Permanently bar the Settlement Class members from asserting the Released Claims against the Released Persons, and releasing the Released Persons from the Released Claims; and

                      (e) Reserve jurisdiction in the Court over all matters relating to the administration and consummation of the Stipulation and the Settlement, and provide for a procedure which would allow Class Counsel to give Defendants notice, and thereafter to raise before the Court, any failure by the Defendants or any one of them to comply with any of the terms herein, and any failure to implement in good faith any part of the Stipulation and Settlement.


                             THE SETTLEMENT HEARING

               At the Settlement Hearing, the Court will determine whether: (1) the Settlement Class should be certified, the Plaintiffs should be appointed as the Class' representatives and Class Counsel appointed as the Class' Counsel;
(2) the Settlement described above is fair, reasonable and adequate, and whether it should be finally approved by the Court; (3) the Action should be dismissed on the merits and with prejudice and judgment entered as provided above, and (4) consider Class Counsel's application for attorneys' fees and reimbursement of out of pocket expenses. The Settlement Hearing may be continued or adjourned from time to time by the Court at the hearing or any adjourned session thereof without further notice.

               If you are a member of the Settlement Class and you wish to be heard in support of, or in opposition to, the Settlement and/or Class Counsel's fee application (as further described below), you must on or before September 17, 1999: (a) file with the Court a written notice of your intention to appear and/or be heard at the Settlement Hearing, together with any other papers you wish to be considered at the Settlement Hearing, setting forth any such information and/or objections and support for such objections. Such papers must refer to Feldman, et al. v. Cohen, et al., 98 Civ. 3789 (LAK), state the full name of the person or entity submitting the request to be heard, proof of the number of shares owned by such person or entity as of May 8, 1998, and a statement of the reasons why it is believed that the Court should find that the Settlement is, or is not, fair, reasonable and adequate or in the best interests of the Settlement Class or the REITs, and/or why such person or entity supports or opposes Class Counsel's application for attorney's fees and expenses, and (b) serve copies of the foregoing papers upon counsel for the parties to the Settlement on or before September 17,1999, at the addresses given below:

                      To the Defendants:

                             Greenberg Traurig
                             MetLife Building
                             200 Park Avenue, 15th Fl.
                             New York, New York  10166
                             Attn.: Stephen L. Saxl, Esq.

                                    - and -

                             Shapiro Forman & Allen LLP
                             380 Madison Avenue
                             New York, New York  10017
                             Attn.: Stuart L. Shapiro, Esq.


                      To the Plaintiffs:

                             Goodkind Labaton Rudoff & Sucharow LLP
                             100 Park Avenue
                             New York, New York  10017-5563
                             Attn.: Lynda J. Grant, Esq.


               Any Settlement Class member who does not make his or her objection known in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objections unless otherwise ordered by the Court.


                      CLASS COUNSEL'S APPLICATION FOR FEES
                   AND REIMBURSEMENT OF OUT OF POCKET EXPENSES

               Class Counsel intend to seek an award of attorneys' fees in an amount that will not exceed $1,500,000 plus the reimbursement of their out of pocket expenses. The attorneys' fees awarded by the Court will be paid as follows: (1) by Capital Senior, in the event that an Extraordinary Transaction with Capital Senior is ultimately consummated; or (2) by the REITs, if any other bidder is the successful bidder and the REITs' boards of directors ultimately approve an Extraordinary Transaction with a third-party bidder. The Defendants will not object to any application by Class Counsel for an award of attorneys' fees of up to $1,500,000, plus the reimbursement of their out of pocket expenses.

                       EXAMINATION OF PAPERS AND INQUIRIES

               For a more detailed statement of the matters involved in the Action, reference is made to the pleadings, the Stipulation and other papers filed in the Action, which may be inspected at the Office of the Clerk of the Court, during business hours of each business day.

               Inquiries regarding the Action should be in writing and addressed to Class Counsel at the address given above.


                           PLEASE DO NOT TELEPHONE THE
                          COURT REGARDING THIS NOTICE.



Dated:   August 13, 1999



                                        By Order of the Hon. Lewis A. Kaplan,
                                        United States District Judge

                                                                       EXHIBIT C
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------------------------------------x
ANDREW A. FELDMAN & JERI FELDMAN, as trustees for the ANDREW A. &     :
JERI FELDMAN REVOCABLE TRUST DATED 9/18/90, on behalf of themselves   :
and others similarly situated,                                        : 98 Civ.
                                                                      : 3789
                                            Plaintiffs,               : (LAK)
                                                                      :
                         - against -                                  :
                                                                      :
LAWRENCE A. COHEN, JEFFRY R. DWYER, J. WILLIAM SHARMAN, JR., CARL J.  :
SCHRAMM, JULIEN G. REDELE, ILM SENIOR LIVING, INC., and ILM II SENIOR :
LIVING, INC.,                                                         :
                                                                      :
                                            Defendants.               :
                                                                      :
                                                                      :
----------------------------------------------------------------------x


                           FINAL JUDGMENT AND ORDER

         This cause coming to be heard by application of the Parties (as defined in the Stipulation of Settlement ("Stipulation")); pursuant to th e Stipulation; after due notice to the Settlement Class (as defined in the Stipulation) and an opportunity to be heard; the Parties having appeared; the Court being fully advised of the premises; and the Parties requesting that a Final Judgment and Order be rendered;

         It is hereby ADJUDGED and ORDERED that:

         (1) The motion for final approval of the Settlement is hereby approved by the Court as fair, reasonable and adequate to the Settlement Class (defined below) and ILM Senior Living, Inc. and ILM II Senior Living, Inc. (the "REITs");

         (2) The parties are hereby authorized to consummate the Settlement according to the terms and conditions of the Stipulation;

         (3) The Plaintiffs (as defined in the Stipulation) are proper parties to assert any and all claims in the Second Amended Class Action Complaint;

         (4) The Settlement Class is defined as: All record and beneficial holders of shares of ILM Senior Living, Inc, or ILM II Senior Living, Inc. as of May 8, 1998, and their successors and assigns in interest, excluding the Defendants (as defined in the Stipulation) and the Released Persons (as defined in the Stipulation);

         (5) The Court finds that the form, methods of notice and the content of the Notice (as defined in the Stipulation) was the best notice practicable, constituted due and sufficient notice of the Settlement Hearing to all persons entitled to receive such Notice, and fully satisfied the requirements of due process, the Federal Rules of Civil Procedure, and the United States Constitution;

         (6) The Action is dismissed in its entirety, on the merits, with prejudice and without costs to any party (except for the cost of Notice which will be borne by the REITs), and the Released Claims are released as against the Defendants (as defined in the Stipulation) and the Released Persons;

(7) Plaintiffs and each member of
the Settlement Class are conclusively deemed to have released any and all Released Claims and are barred and permanently enjoined from prosecuting any and all Claims against any and all of the Defendants and Released Persons;

(8)
There is no just reason for delaying either the judgment or an appeal therefrom;.

         (9) Without affecting the finality of the judgment entered with respect to the foregoing matters, this Court reserves jurisdiction over the implementation, enforcement and administration of the Stipulation (including exhibits) and Settlement. In the event that Class Counsel determines that any defendant or other party to the Stipulation and Settlement has failed to comply with any of the terms of the Stipulation and Settlement, Class Counsel will provide the ILM Defendants' Counsel with prompt written notice of such failure, and the ILM Defendants' Counsel will provide Class Counsel with a written response regarding any alleged failure within two (2) business days. In the event that the ILM Defendants do not rectify the alleged failure to comply to Class Counsel's satisfaction, Class Counsel will notify the ILM Defendants' counsel and request a conference with the Court by letter. If the Court concludes that a conference is warranted, the Court will hold a conference, and if necessary, enter an appropriate order. The Court further reserves jurisdiction over all other matters related or ancillary to the Stipulation and Settlement.

         SO ORDERED.



Dated:  ___________, 1999




                                             --------------------------------
                                             Hon. Lewis A. Kaplan
                                             United States District Judge








                                       3